As filed with the Securities and Exchange Commission on August 24, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) August 7, 1998


                                  CAPITAL TRUST
             (Exact name of registrant as specified in its charter)


California                        1-8063                              94-6181186
--------------------------------------------------------------------------------
(State or other                   (Commission                   (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


605 Third Avenue, 26th Floor
New York, New York                                                         10016
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                 (212) 655-0220
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


748127.1  8/24/98  1:36p

ITEM 2.   Acquisition or Disposition of Assets

          On August 7, 1998, the Registrant originated and funded two, cross-collateralized and cross-defaulted junior mezzanine loans aggregating $100 million (collectively, the "Loan") to NK- CR Holdings, LLC (the "Borrower"). The Loan consists of a $65 million note (the "A Note") and a $35 million note (the "B Note"). The Loan is secured by, among other things, a pledge of ownership interests in the entity that owns certain classes of beneficial interests in the entity that holds the subordinate interest in (i) 92 second mortgages aggregating approximately $516 million secured by 431 net leased properties,
(ii) reserve accounts aggregating approximately $20 million and (iii) other notes aggregating approximately $10.7 million. The security for the Loan is subordinate to senior classes of beneficial interests in the items of collateral described in clauses (i) and (ii) above. The Loan is additionally secured by two unconditional and irrevocable letters of credit aggregating $12 million and additional subordinate liens on real property with an aggregate balance of approximately $3.4 million. The Loan was funded by the Registrant with its cash on hand.

          The A Note, which matures August 6, 1999, is non-amortizing and bears interest at a contractual rate above LIBOR. At closing, the Borrower purchased an interest rate cap from a third party for the A Note. Prior to May 4, 1999, the A Note can be prepaid upon payment of a yield maintenance payment; thereafter the A Note is fully prepayable with no premium or penalty.

          The B Note, which matures August 6, 2001, is non-amortizing and bears interest at a fixed rate of 11.793%. Simultaneous with the closing of the B Note, the Registrant entered into a swap agreement (the "Swap") with a third party under which it will receive a contractual rate above LIBOR on the notional amount of the Swap in exchange for fixed payments. Upon repayment of the A Note, prepayment of up to $10 million of the B Note is permitted with no premium or penalty; thereafter, prepayment of the B Note is prohibited until maturity.

          After repayment of the A Note, the Loan will be additionally secured by (i) a several guaranty of interest by the principal owners of the Borrower and (ii) an unconditional and irrevocable letter of credit with a face amount equal to 40% of the then outstanding B Note balance. The Borrower may extend the maturity of the B Note for up to two years (the "Extended Term"), subject to certain terms and conditions. During any Extended Term, the interest rate on the B Note would be converted from a fixed rate into a floating rate at a predesignated specified rate above LIBOR and would be fully prepayable without premium or penalty other than LIBOR breakage costs.


748127.1  8/24/98  1:36p

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CAPITAL TRUST
                                       (Registrant)


Date: August 24, 1998                  By:   /s/ Edward L. Shugrue III
                                             ----------------------------------
                                             Name:  Edward L. Shugrue III
                                             Title:    Chief Financial Officer



748127.1  8/24/98  1:36p